                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         FITZGERALDS GAMING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                         FITZGERALDS GAMING CORPORATION
                               301 FREMONT STREET
                             LAS VEGAS, NEVADA 89101
                             ----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 27, 1998
                             ----------------------


To the Stockholders of Fitzgeralds Gaming Corporation:

         Notice is hereby given that the Annual Meeting of Stockholders of Fitzgeralds Gaming Corporation, (the "Company"), a Nevada corporation, will be held at 11:00 a.m., local time, on August 27, 1998 at the corporate offices located at Fitzgeralds Casino/Hotel, twelfth floor meeting rooms, 301 Fremont Street, Las Vegas, Nevada, 89101, for the following purposes:

         1. To elect four directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

         2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants for fiscal year 1998, and

         3. To transact such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

         Only stockholders of record at the close of business on July 27, 1998, are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

         Whether or not you plan to be present at the meeting, you are requested to complete, sign, date and return the enclosed proxy so that your shares will be represented. Please return your proxy promptly in the enclosed envelope. You may vote in person even if you have sent in your proxy.

                                      By Order of the Board of Directors,



                                      Philip D. Griffith
                                      Chairman of the Board, President
                                      and Chief Executive Officer


Las Vegas, Nevada
August 3, 1998

                         FITZGERALDS GAMING CORPORATION
                               301 FREMONT STREET
                             LAS VEGAS, NEVADA 89101
                              --------------------

                               PROXY STATEMENT FOR
                       1998 ANNUAL MEETING OF STOCKHOLDERS



GENERAL

         This Proxy Statement is furnished to stockholders of Fitzgeralds Gaming Corporation (the "Company"), a Nevada corporation, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board of Directors") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held in the twelfth floor meeting rooms at the corporate offices of the Company, 301 Fremont Street, Las Vegas, Nevada, at 11:00 a.m., local time, on August 27, 1998, and at any adjournments or postponements thereof, for the purpose of considering and acting upon the matters referred to in the preceding Notice of Annual Meeting and more fully discussed below.

         This Proxy Statement and the accompanying form of proxy were first mailed on August 4, 1998 to stockholders of the Company entitled to notice of and to vote at the Annual Meeting. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (excluding exhibits) is enclosed herewith, but it is not to be deemed a part of the proxy soliciting material.

RECORD DATE; STOCKHOLDERS ENTITLED TO VOTE; QUORUM

         Only stockholders of record at the close of business on July 27, 1998 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, the Company had outstanding 4,012,846 shares of Common Stock, which constituted all of the outstanding voting securities of the Company. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock will constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining whether a proposal has been approved, and thus will have the effect of a "No" vote.

VOTE REQUIRED FOR APPROVAL

         Nevada law requires that nominees for director be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and that the ratification of the appointment of the Company's independent certified public accountants be approved by the affirmative vote of a majority of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, without giving effect to abstentions.

Stockholders may not cumulate their votes for any one or more nominees for election as director. The affirmative vote of a majority of the votes of the shares of Common Stock present in person or represented by proxy, without giving effect to abstentions, will be required for any other items which might be submitted for consideration at the Annual Meeting.

REVOCABILITY OF PROXIES

         Shares may be voted by either completing and returning the enclosed proxy prior to the Annual Meeting, voting in person at the meeting or submitting a signed proxy at the meeting. A stockholder who dates, signs and returns the enclosed proxy may revoke the proxy at any time before it is voted by submitting a written notice of revocation to the Secretary of the Company, by submitting a later dated proxy, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless the stockholder notifies the Secretary of the Company in writing at any time prior to the voting of the proxy. A stockholder may also be represented by another person present at the Annual Meeting by executing a form of proxy designating such person to act on such stockholder's behalf. Stockholders whose shares are held in street name should consult with their brokers or other nominees concerning procedures for revocation.

VOTING OF PROXIES

         Proxies will be voted in accordance with the instructions indicated thereon. If no choice is specified, properly signed and returned proxies will be voted FOR the persons nominated by the Board of Directors for election as directors and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants. The Annual Meeting will be held for the transaction of business described above and for the transaction of such other business as may properly come before the Annual Meeting. Proxies will confer discretionary authority with respect to any other matters which may properly be brought before the Annual Meeting. As of the date of this Proxy Statement, the only business which the Company's management intends to present, or knows that others will present, is that described in this Proxy Statement. If other matters properly come before the meeting, the persons holding proxies solicited hereunder intend to vote such proxies in accordance with their judgment on all such matters.

SOLICITATION OF PROXIES

         In addition to soliciting proxies by mail, Company directors, officers and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. The total cost of solicitation of proxies will be borne by the Company. Although there are no formal agreements to do so, it is anticipated that the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding any proxy soliciting materials to their principals.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following sets forth certain information as of July 27, 1998 with regard to the beneficial ownership of Common Stock by (i) each person who, to the knowledge of the Company, beneficially owned more that 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each other person named in the Summary Compensation Table (see "Executive Compensation"), and (iv) all executive officers and directors of the Company as a group.


                                                      NUMBER OF SHARES     PERCENT OF
                  NAME(1)                            BENEFICIALLY OWNED      CLASS
                  -------                            ------------------      -----

Philip D. Griffith                                        2,644,356(2)       64.6%
Jerome H. Turk                                              842,568(3)       21.0%
Max L. Page                                                 133,231(4)        3.3%
Michael A. Ficaro                                             6,333(5)           *
Patricia W. Becker                                           33,808(6)           *
Paul H. Manske                                              134,898(7)        3.3%
Michael E. McPherson                                         24,853(8)           *
Fernando Bensuaski                                                0(9)          --
All directors and executive officers as a group
(five persons)                                            2,842,581          68.6%

-------------------

(1) The address of Mr. Griffith is 301 Fremont Street, Las Vegas, Nevada 89101. The address of Mr. Turk is 9017 Greensboro Lane, Las Vegas, NV 89134.

(2) Mr. Griffith's stock is held by the Philip D. Griffith Gaming Trust of which Mr. Griffith is a trustee. Includes 83,333 shares issuable upon exercise of options which are exercisable within 60 days of July 27, 1998.

(3) Mr. Turk's stock is held by the Jerome H. Turk Gaming Properties Trust of which Mr. Turk is a trustee.

(4) Mr. Page's stock is held by the Max L. Page Trust of which Mr. Page is a trustee. Includes 9,666 shares issuable upon exercise of options which are exercisable within 60 days of July 27, 1998.

(5) Represents shares issuable upon exercise of options which are exercisable within 60 days of July 27, 1998.

(6) Ms. Becker's stock is held by the Patricia W. Becker Family Trust of which Ms. Becker is a trustee. Includes 6,333 shares issuable upon exercise of options which are exercisable within 60 days of July 27, 1998.

(7) Mr. Manske's stock is held by the Paul H. Manske Family Trust of which Mr. Manske is a trustee. Includes 11,333 shares issuable upon exercise of options which are exercisable within 60 days of July 27, 1998.

(8) Represents shares issuable upon exercise of options which are exercisable within 60 days of July 27, 1998.

(9) Mr. Bensuaski, formerly Executive Vice President and Chief Financial Officer of the Company, resigned as an officer of the Company, effective September 7, 1997.

*        Less than 1%.

                              ELECTION OF DIRECTORS

         Directors are elected at the Annual Meeting of Stockholders and each director is elected to serve until a successor is elected and qualified. In accordance with the Company's Articles of Incorporation and its Bylaws, the number of directors which constitutes the whole Board of Directors may not be less than three or more than nine, except that in cases where all the shares of the Company are owned beneficially or of record by either one or two stockholders, the number may be less than three but not less than the number of stockholders. The actual number of directors may be established from time to time by resolution of the Board of Directors. The Board of Directors is currently comprised of four persons. The names of the nominees, each of whom is currently a director of the Company, are set forth below:

    Philip D. Griffith, Michael A. Ficaro, Patricia W. Becker and Max L. Page

         Information concerning the nominees for election as directors is set forth under the caption "Management - Directors and Executive Officers."

         The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. However, should any nominee named herein become unable or unwilling to accept nomination or election, the proxies solicited by the Board of Directors will vote instead for such other person as the Board of Directors may recommend.

         THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES FOR DIRECTOR LISTED ABOVE.

                                   MANAGEMENT

         The following tables set forth certain information as of July 27, 1998 with regard to (i) each director, including the four nominees who currently serve as directors, (ii) each executive officer of the Company who is neither a director nor a nominee and (iii) certain significant employees of the Company. The positions held refer to the Company unless otherwise noted.

DIRECTORS AND EXECUTIVE OFFICERS


            NAME           AGE                  POSITION(S) HELD
            ----           ---                  ----------------

Philip D. Griffith         53      Chairman, President, Chief Executive Officer and Director

Michael A. Ficaro          51      Director

Patricia W. Becker         46      Director

Max L. Page                48      Director; Executive Vice President and a director of Fitzgeralds
                                   Reno, Inc. and General Manager of Fitzgeralds Reno

Michael E. McPherson       47      Senior Vice President, Chief Financial Officer, Treasurer and
                                   Secretary

SIGNIFICANT EMPLOYEES

            NAME             AGE                  POSITION(S) HELD
            ----             ---                  ----------------



Paul H. Manske               58      Senior Vice President of Marketing; Executive Vice President of
                                     Fitzgeralds Reno, Inc.

Cara L. Brown                35      Vice President and General Counsel

William J. Noonan, III       46      Vice President and a director of Fitzgeralds Las Vegas, Inc. and
                                     General Manager of Fitzgeralds Las Vegas

Domenic Mezzetta             62      Vice President and a director of Fitzgeralds Mississippi, Inc. and
                                     General Manager of Fitzgeralds Tunica

Joe C. Collins               59      Vice President and a director of Fitzgeralds Black Hawk, Inc. and
                                     Fitzgeralds Black Hawk II, Inc. and General Manager of Fitzgeralds
                                     Black Hawk

         Philip D. Griffith, one of the Company's founders, has been President, Chief Executive Officer and a Director of the Company since its inception in 1984, an officer and director of certain of its subsidiaries since 1984 and has been Chairman of the Board since August 1997. Mr. Griffith serves as President and Chief Executive Officer of each significant subsidiary of the Company. Prior to his involvement with the Fitzgeralds group of companies, Mr. Griffith was active in the gaming industry in a variety of positions, serving as Chief Financial Officer and then President of Harolds Club in Reno from 1973 to 1984 and President of the Sands Hotel and Casino in Las Vegas from 1982 to 1984. From 1968 to 1973, Mr. Griffith was a Certified Public Accountant with the St. Louis, Missouri and Las Vegas offices of Deloitte Haskins & Sells.

         Michael A. Ficaro joined the Company as a Director in December 1995. Mr. Ficaro has been a partner in the Chicago law firm of Hopkins & Sutter since 1989. Mr. Ficaro has been an adjunct faculty member at John Marshall Law School since 1986 and the National College of District Attorneys since 1978. From 1990 to 1992, Mr. Ficaro was appointed to the position of Special States Attorney of Cook County, Illinois. From 1981 to 1989, Mr. Ficaro served in the office of the Attorney General of Illinois as First Assistant Attorney General (1987-1989) and Director of Enforcement (1986-1989). From 1982 to 1984, he was appointed Special Assistant United States Attorney. From 1978 to 1981, Mr. Ficaro was Deputy States Attorney of Cook County, after serving since 1972 as Assistant States Attorney of Cook County.

         Patricia W. Becker joined the Company as a Director in December 1995. Ms. Becker is a self-employed consultant and served as Chief of Staff to Nevada Governor Bob Miller from October 1993 to January 1995. From September 1984 to October 1993, Ms. Becker was a Senior Vice President, General Counsel and Secretary for Harrah's Casino Hotels, where she was responsible for all legal affairs and was a member of the senior strategic management group. From January 1983 to September 1984, Ms. Becker was a member of the Nevada State Gaming Control Board. From July 1979 to January 1983, Ms. Becker was a Deputy and Chief Deputy Attorney General assigned to the Nevada Gaming Division. Ms. Becker is a Vice Chair for the Gaming Law Section of the American Bar Association, a past President of the Nevada Trial Lawyers Association of Gaming Attorneys and a director of Powerhouse Technologies, Inc.

         Max L. Page, one of the Company's founders, has served as Executive Vice President and a director of certain subsidiaries of the Company since September 1986 and as General Manager of Fitzgeralds Reno since November 1994. Mr. Page was elected a Director of the Company in January 1998. Mr. Page holds a B.A. in Political Science and a Masters in Public Administration from Brigham Young University.

         Michael E. McPherson was named Senior Vice President, Chief Financial Officer and Treasurer of the Company in August 1997, was appointed Secretary in September 1997 and serves as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of each significant subsidiary of the Company. Mr. McPherson joined the Company in March 1985 and has served in various executive positions in the Company, including Senior Vice President of Operations from September 1995 to July 1997, Vice President of Finance from November 1994 to September 1995, as well as Vice President and Treasurer for certain subsidiaries of the Company and Director of Finance for Fitzgeralds Reno. Mr. McPherson holds a degree in Business Administration from the University of Nevada Reno and is an associate member of the Nevada Society of Certified Public Accountants.

         Paul H. Manske, one of the Company's founders, has served as Executive Vice President of a subsidiary of the Company since 1988 and was appointed Senior Vice President of Marketing for the Company in January 1997. Prior to joining the Company, Mr. Manske served as Vice President of Marketing for Harolds Club and the Sands Hotel and Casino with the Howard Hughes organization from 1978 to 1984, and prior to that, as a marketing executive with the Ford Motor Company from 1964 to 1978. Mr. Manske holds a degree in Business Administration from Jacksonville University.

         Cara L. Brown joined the Company as Vice President and General Counsel in May 1996. For the three years prior to May 1996, she was an associate counsel at Harrah's Las Vegas and for the three years prior thereto, she was a staff attorney at Jones, Jones, Close & Brown in Las Vegas. Ms. Brown has a degree from the University of North Carolina at Chapel Hill and holds a law degree from the Marshall-Wythe School of Law at the College of William and Mary in Williamsburg, Virginia.

         William J. Noonan, III was named Vice President and a director of a subsidiary of the Company and General Manager of Fitzgeralds Las Vegas in May 1994. He was first employed by a subsidiary of the Company in January 1994 as Vice President of that subsidiary. Prior to joining the Company, Mr. Noonan served over 11 years as a city manager: (i) in Perry, Florida from 1982 to September 1987; (ii) in Cape Coral, Florida from September 1987 to January 1991; and (iii) in Las Vegas, Nevada from February 1991 to July 1993. Mr. Noonan was also engaged in business and gaming consulting services from August 1993 to February 1994. Mr. Noonan holds a Master's degree in Public Administration from the University of Kansas and a degree in Public Administration and Economics from Southwest Missouri State University.

         Domenic Mezzetta was named Vice President and a director of a subsidiary of the Company and General Manager of Fitzgeralds Tunica in May 1998, and has over 27 years of experience in the gaming industry. Prior to joining the Company, Mr. Mezzetta served as Vice President and General Manager of Hollywood Casino and Hotel in Tunica from January 1994 to May 1998; as Vice President and General Manager of Island Fantasy Casino in Tunica from August 1993 to January 1994; as General Manager of El Capitan in Hawthorne, Nevada from May 1990 to August 1993; as Assistant General Manager of the Stardust Hotel and Casino in Las Vegas from May 1986 to May 1990; and as General Manager of Cactus Pete's Resort Hotel and Casino in Elko, Nevada from October 1983 to May 1985; and in various executive level positions at Harvey's Resort Hotel and Inn Casino at Lake Tahoe from July 1971 to October 1983.

         Joe C. Collins was named Vice President and a director of a subsidiary of the Company and general manager of Fitzgeralds Black Hawk in January 1995 and was named Vice President and a director of a second subsidiary of the Company related to the Fitzgeralds Black Hawk operations in July 1997. Prior to that time, Mr. Collins had been hotel director at Fitzgeralds Reno from April 1985 to December 1994. Mr. Collins currently serves on the executive board of the Black Hawk Casino Owners Association and on the Board of the Black Hawk Business Improvement District.

BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

         The Audit Committee, which held five meetings during the fiscal year ended December 31, 1997, reviews reports of the Company's independent certified public accountants and makes recommendations to the full Board on matters concerning the Company's audits and the selection of independent certified public accountants. The members of the Audit Committee are Patricia W. Becker and Michael A. Ficaro, as chairperson.

         The Compensation Committee, which held seven meetings during the fiscal year ended December 31, 1997, reviews and makes recommendations to the Board of Directors with respect to salaries, bonuses and other compensation of the Company's executive officers. The members of the Compensation Committee are Michael A. Ficaro and Patricia W. Becker, as chairperson.

         Directors who are also employees of the Company do not receive any compensation for their services as directors. Non-employee directors are paid fees of $40,000 per year and $1,000 per Board meeting attended in person or telephonically. The two non-employee directors of the Company have each received five-year options to purchase 14,000 shares of the Common Stock of the Company, exercisable at a price equal to the fair market value of the Common Stock on the date of grant. No fee is payable for participation in Board committee meetings. However, Ms. Becker as chairperson of the Company's Gaming Compliance Committee (a non-Board committee) is paid an additional fee of $30,000 per year and participates in all health insurance plans generally available to the Company's employees. The Company reimburses each director for reasonable out-of-pocket expenses incurred in his or her capacity as a member of the Board of Directors. No payments are made for actions taken in writing.

         The Board of Directors held a total of seven meetings during the fiscal year ended December 31, 1997. During such fiscal year, each director attended 100% of the total number of meetings of the Board and the committees on which he or she served.

         The Company has no nominating committee or committee performing similar functions.

OTHER COMMITTEES

         The Executive Committee (a non-Board committee), comprised of Michael
E. McPherson, Max L. Page and Philip D. Griffith, as chairperson, provides a forum for interaction and discussion among its senior executives.

         The Gaming Compliance Committee (a non-Board committee), comprised of Cara L. Brown, Kathleen Bryant, Michael E. McPherson and Patricia W. Becker, as chairperson, establishes procedures for and monitors compliance with gaming regulations.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively the "reporting persons") to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports and written representations received from reporting persons that no reports were required from such persons, the Company has determined that the following persons filed late reports for the fiscal year ending December 31, 1997.

         Mr. Griffith filed a late Form 5, reporting three transactions which should have been reported on Form 4 and two additional transactions. Mr. McPherson filed a late Form 5, reflecting a late Form 3 filing (which would have shown the existence of three grants of options to Mr. McPherson prior to his becoming an officer) and two additional transactions. Mr. Page filed a late Form 3 relating to his election as a director in January 1998. Mr. Ficaro and Ms. Becker each filed a late Form 5 reporting two transactions.

                             EXECUTIVE COMPENSATION

         The following table sets forth a summary of the compensation paid by the Company in the three fiscal years ended December 31, 1997, 1996 and 1995 to the Company's Chief Executive Officer and each of its other most highly compensated executive officers (collectively, "Named Executive Officers"). The Named Executive Officers include (i) each person who served as Chief Executive Officer during 1997 (one person), (ii) each person who (a) served as an executive officer at December 31, 1997, (b) was among the four most highly paid executive officers of the Company, not including the Chief Executive Officer, during 1997 and (c) received over $100,000 in compensation in 1997 (one person),
(iii) up to two persons who would be included under clause (ii) above had they served as an executive officer at December 31, 1997 (two) and (v) certain persons who served as executive officers of a subsidiary of the Company (one person).

SUMMARY COMPENSATION TABLE


                                                                                   LONG-TERM
                                                  ANNUAL COMPENSATION(1)          COMPENSATION
                                                  ----------------------          ------------
                                                                                                           ALL
                                                                                   SECURITIES             OTHER
                                   FISCAL                                          UNDERLYING          COMPENSATION
        NAME AND POSITION            YEAR        SALARY($)       BONUS($)         OPTIONS/(#)             ($)(2)
        -----------------            ----        ---------       --------         -----------             ------

Philip D. Griffith                 1997          $510,008            -              100,000              114,448
     Chairman, President & Chief   1996           465,000            -                    -               69,292
     Executive Officer             1995           507,500            -               75,000               10,154

Michael E. McPherson (3)           1997           169,327         $7,500             19,000                3,206
     Senior Vice President,        1996           128,077         15,000                  -                1,714
     Chief Financial Officer,      1995           125,000            -               21,854                1,424
     Treasurer & Secretary

Paul H. Manske                     1997           224,192            -               19,000               10,701
     Senior Vice President         1996           195,000          2,500                  -               10,938
     Marketing                     1995           195,000            -                7,500                7,513

Max L. Page                        1997           207,308            -                9,000                9,975
     Executive Vice President of   1996           200,000          5,000                  -                7,009
     FRI & General Manager of      1995           200,000            -               10,000                8,884
     Fitzgeralds Reno

Fernando Bensuaski(4)              1997           200,353            -               50,000               20,834
                                   1996           257,200            -                                       177
                                   1995            73,315            -                                        52

---------

(1) Amounts shown include cash compensation earned for the periods reported whether paid or accrued in such periods.

(2) Amounts represent premiums for life insurance and long-term disability policies, medical benefits and the Company's Profit Sharing and 401(k) contributions. In fiscal 1997, the Company's Profit Sharing and 401(k) contributions were $2,375, $1,862, $2,375 and $2,275 for Messrs. Griffith, McPherson, Manske and Page, respectively. During 1997, the Company paid $2,524, $2,829, $5,319 and $20,381 in medical benefits for Messrs. Griffith, Manske, Page and Bensuaski, respectively. During 1997, the Company paid $109,549 in premiums for split dollar, life insurance and long-term disability policies for Mr. Griffith, and $1,344, $5,497, $2,381 and $453 in premiums for life insurance and long-term disability policies for Messrs. McPherson, Manske, Page and Bensuaski, respectively. See Employment Agreements with Executive Officers and Key Employees.

(3) Mr. McPherson was elected Senior Vice President, Chief Financial Officer and Treasurer of the Company on August 1, 1997, and was appointed Secretary on September 8, 1997.

(4) Mr. Bensuaski, formerly Executive Vice President and Chief Financial Officer of the Company, resigned as an officer of the Company effective September 7, 1997. Of the 50,000 stock options granted to Mr. Bensuaski, 16,668 expired unexercised on September 7, 1997 and the remaining 33,332 expired unexercised on June 30, 1998.

OPTION GRANTS

         The following table sets forth, with respect to the Named Executive Officers, information concerning the grant of options to purchase shares of the Company's Common Stock during the fiscal year ended December 31, 1997. During fiscal year 1997, there was a total of 321,000 new options granted, of which 147,000 options were granted to the Named Executive Officers. The Company has never granted stock appreciation rights.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                INDIVIDUAL GRANTS
                             ---------------------------------------------------------------
                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                               NUMBER OF                                                         ANNUAL RATE OF STOCK
                              SECURITIES     % OF TOTAL OPTIONS     EXERCISE                    PRICE FOR APPRECIATION
                              UNDERLYING    GRANTED TO EMPLOYEES     OR BASE                     FOR OPTION TERM($)(1)
                                OPTIONS              IN               PRICE       EXPIRATION    ----------------------
           NAME               GRANTED(#)         FISCAL YEAR         ($/SH)          DATE            5%          10%
           ----               ----------         -----------         ------          ----            --          ---

Philip D. Griffith              100,000              33.0%            1.10         12/31/00          127,339    146,410
Michael E. McPherson             19,000               6.3%            1.00         12/31/00           21,995     25,289
Paul H. Manske                   19,000               6.3%            1.00         12/31/00           21,995     25,289
Max L. Page                       9,000               3.0%            1.00         12/31/00           10,419     11,979
Fernando Bensuaski(2)                 -                         -       -             -                    -          -

---------


(1) The Company's stock is not publicly traded. Amounts shown represent the potential value of granted options if the assumed annual rates of stock appreciation are maintained over the 10-year terms of the granted options. The assumed rates of appreciation are established by regulation and are not intended to be a forecast of the Company's performance or to represent management's expectations with respect to the appreciation, if any, of the Common Stock.

(2) Mr. Bensuaski, formerly Executive President and Chief Financial Officer of the Company, resigned as an officer of the Company, effective September 7, 1997.

OPTION EXERCISES AND HOLDINGS

         The following table sets forth, with respect to the Named Executive Officers, information concerning the exercise of options during the fiscal year ended December 31, 1997 and the number of unexercised options held at December 31, 1997.


                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR

                                                               NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED
                                                                    OPTIONS AT             IN-THE-MONEY OPTIONS AT FISCAL
                                SHARES                          FISCAL YEAR END (#)                 YEAR END($)(1)
                             ACQUIRED ON       VALUE          ----------------------       -------------------------------
           NAME              EXERCISE (#)   REALIZED($)   EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
           ----              ------------   -----------   -----------     -------------     -----------     -------------

Philip D. Griffith                0              0             83,333           91,667            0               0
Michael E. McPherson              0              0             24,853           16,001            0               0
Paul H. Manske                    0              0             11,333           15,167            0               0
Max L. Page                       0              0              9,666            9,334            0               0
Fernando Bensuaski (2)            0              0             33,332                0            0               0

----------

(1) The exercise price of the unexercised options exceeds the assigned value of the Common Stock. The Company's Common Stock is not publicly traded.

(2) Mr. Bensuaski, formerly Executive Vice President and Chief Financial Officer of the Company, resigned as an officer of the Company effective September 7, 1997. Of the 50,000 options granted to Mr. Bensuaski, 16,668 expired on September 7, 1997 and the remaining 33,332 expired unexercised on June 30, 1998.

OPTION REPRICING

         The following table sets forth information, with respect to the Named Executive Officers, related to the repricing of options held during the fiscal year ended December 31, 1997. The gaming industry's aggressive environment requires the Company to maintain a competitive stock option plan in order to attract, motivate and retain key employees. In May 1997, the Company determined that the Stock Option Plan was in jeopardy of not providing the necessary incentives because key executive officers, directors and employees held stock options with exercise prices that were significantly higher than what the Company believed was the maximum fair market value of the Company's Common Stock. Therefore, effective June 1, 1997, the Company reduced the exercise price of all the then outstanding options, except those that the two controlling stockholders held, from $4.50 per share to $1.00 per share to reflect what the Company believed was the then maximum fair market value. The Company reduced the exercise price of the options that the two controlling stockholders held from $4.50 per share to $1.10 per share. The Company believes that this repricing was in the best interests of the stockholders to minimize the risk of the loss of valuable employees. The total number of options subject to the repricing was 362,000, of which 152,500 options were held by the Named Executive Officers.

                           TEN-YEAR OPTION REPRICINGS

                                          NUMBER OF                                                      LENGTH OF
                                         SECURITIES                                                      ORIGINAL
                                         UNDERLYING     MARKET PRICE OF      EXERCISE                   OPTION TERM
                                           OPTIONS     STOCK AT TIME OF   PRICE AT TIME     NEW        REMAINING AT
                                         REPRICED OR     REPRICING OR      OF REPRICING   EXERCISE        DATE OF
                                           AMENDED        AMENDMENT        OR AMENDMENT     PRICE      REPRICING OR
           NAME                DATE         (#)            ($)(1)             ($)(1)         ($)         AMENDMENT
           ----                ----         ---            ------              -----         ---         ---------
                                                               -
Philip D. Griffith            6/1/97        75,000             -               4.50          1.10        12/31/99
Michael E. McPherson          6/1/97        10,000             -               4.50          1.00        12/31/99
Paul H. Manske                6/1/97         7,500             -               4.50          1.00        12/31/99
Max L. Page                   6/1/97        10,000             -               4.50          1.00        12/31/99
Fernando Bensuaski            6/1/97        50,000             -               4.50          1.00        12/31/99

---------

(1) The Company's Common Stock is not publicly traded. Although the Company's Common Stock was not publicly traded at the time the options were repriced, the Company believes that the fair market value of the Company's Common Stock was not in excess of $1.00 per share at June 1, 1997.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS AND KEY EMPLOYEES

         The Company has entered into employment agreements with each of Messrs. Manske and McPherson, and Ms. Brown to serve in their present offices for terms expiring February 28, 1999, December 31, 1999 and April 30, 1999, respectively. Mr. Griffith had an employment agreement with the Company, which employment agreement expired on June 30, 1998. The Company and Mr. Griffith are discussing the terms of a new employment agreement and Mr. Griffith is currently employed by the Company on a month-to-month basis, on the same terms as the agreement that expired June 30, 1998. As of April 1, 1998, Messrs. Griffith, Manske and McPherson, and Ms. Brown, receive salaries of $496,125, $250,000, $225,000 and $100,000, respectively. Messrs. Manske's and McPherson's and Ms. Brown's employment agreements generally provide for annual merit increases. The employment agreements also provide that such persons will participate in the Company's Executive Bonus Plan, health plan and any other benefit plan established for selected officers of the Company and that, in the event of a termination of employment without "good cause" (as defined in the agreements), such persons will be entitled to any unpaid salary in a specified percentage through the remainder of the term of their respective agreement. The Company also entered into an employment agreement with Mr. Bensuaski, who resigned as an officer of the Company effective September 7, 1997. The agreement with Mr. Bensuaski provided for the Company to continue to pay annual premiums for certain life insurance coverage through 1998.

         Fitzgeralds Reno, Inc. ("FRI") has entered into an employment agreement with Mr. Page, under which he was appointed Vice President of FRI for a term expiring on December 31, 1999. As of April 1, 1998, Mr. Page receives a salary of $225,000, participates in FRI's bonus plan and a health plan and may participate in any other benefit plan established by FRI for its executives. FRI also maintains a life insurance policy for the benefit of Mr. Page in an amount of $500,000. Mr. Page is entitled to certain severance payments in the event of a termination of employment by reasons of disability or death. His employment agreement also includes a covenant not to compete for a casino license in Reno, Sparks or downtown Las Vegas, Nevada or in Tunica, Mississippi.

EXECUTIVE BONUS PLAN

         The Company has established an Executive Bonus Plan (the "Bonus Plan") to provide the senior executive officers of the Company with a performance-based compensation program. Effective January 1, 1998, the Company will set aside a portion of its annual consolidated EBITDA, adjusted for extraordinary non-recurring items that are deemed non-operational in nature ("Adjusted EBITDA"), each year so long as Adjusted EBITDA for such year is at least $30 million. The set aside amount will start at 1.4% of Adjusted EBITDA at the $30 million level and increase by one-tenth of one percent for each $1 million of Adjusted EBITDA above $30 million up to a limit of 3%. Prior to January 1, 1998, the Bonus Plan was based upon EBITDA prior to any adjustments. No bonuses were paid under the Bonus Plan during the fiscal year ended December 31, 1997. The Compensation Committee will have full discretion concerning the payment of executive bonuses.

         In May of 1998, the Board of Directors and the Compensation Committee approved the payment of bonuses to certain employees, including certain of the Named Executive Officers. The bonuses aggregated a total of $425,000, of which $238,000 was paid in May 1998 and the remainder of which is to be paid in August 1998.

STOCK OPTIONS

         On June 26, 1997, the Company adopted the Stock Option Incentive Plan (the "Stock Option Plan") to replace its two previously adopted stock options plans which had never become effective because they were adopted subject to approvals which had not been obtained. The Stock Option Plan was approved by stockholders on August 1, 1997. The Stock Option Plan was amended and restated by the Board of Directors on (i) October 1, 1997, to permit a one-time grant of options to certain former employees in substitution for options previously granted to them and having substantially the same terms and conditions; (ii) February 25, 1998, to eliminate the 100,000 share cap on the number of options which may be granted to a single optionee during any calendar year; and (iii) May 1, 1998, to extend the term of the options due to expire on June 30, 1998 for optionees employed by the Company or any of its subsidiaries on that date until June 30, 1999, and to eliminate certain language concerning the treatment of options in the event of a reorganization, merger or consolidation. The following is a description of the Stock Option Plan.

         The Stock Option Plan provides for the grant of options to purchase Common Stock of the Company that are intended either to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or not intended to qualify ("non-qualified stock options"). All officers, directors, employees, consultants, advisers, independent contractors and agents are eligible to receive options under the Stock Option Plan, except that only employees may receive incentive stock options. The maximum number of shares available for issuance under the Stock Option Plan is 1,000,000.

         In October 1997, the Board of Directors granted options to purchase 660,974 shares under the Stock Option Plan in full replacement of all previously granted options then outstanding. All of such options were granted subject to the optionee's agreement to the cancellation of all previously granted options. The replacement options were for the same number of shares, with substantially the same terms and conditions, as the then outstanding options. At December 31, 1997, there were 676,974 options outstanding under the Stock Option Plan.

         The Stock Option Plan is administered by the Board of Directors or, in its discretion by a committee of the Board appointed for that purpose (the "Stock Option Plan Committee"), which, subject to the terms of the Stock Option Plan, has the authority in its sole discretion to determine: (a) the individuals to whom options shall be granted; (b) the time or times at which options may be exercised; (c) the number of shares subject to each option, (d) the option price and the duration of each option granted; and (e) all of the other terms and conditions of options granted under the Stock Option Plan.

         The exercise price of incentive options granted under the Stock Option Plan must be at least equal to the fair market value of the shares on the date of grant (110% of the fair market value in the case of participants who own shares possessing more than 10% of the total combined voting power of all classes of stock of the Company) and may not have a term in excess of 10 years from the date of grant (five years in the case of participants who own shares possessing more than 10% of the combined voting power all classes of stock of the Company). In no event, may the aggregate fair market value (determined at the time the option is granted) of the shares with respect to which incentive stock options (granted under the Stock Option Plan and all other plans of the Company or any of its subsidiaries) are exercisable for the first time by an optionee in any calendar year exceed $100,000.

         Options granted under the Stock Option Plan are not transferable other than by will or the laws of descent and distribution. Unless otherwise determined by the Board of Directors or the Stock Option Plan Committee, all stock options granted under the Stock Option Plan terminate (i) immediately upon the optionee's termination of employment (or other relationship) with the Company for cause, (ii) one year after the optionee's termination of employment (or other relationship) by reason of death or permanent disability, and (iii) 90 days after the optionee's termination of employment (or other relationship) for any other reason (unless the optionee has resumed a continuing relationship with the Company), but in no case later than the scheduled expiration date of the option. Unless otherwise determined by the Board of Directors or Stock Option Plan Committee, the number of shares with respect to which an option may be exercised following the optionee's termination of employment or other relationship is limited to that number of shares which could have been purchased pursuant to the option had the option been exercised by the optionee on the date of such termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors consists of two non-employee directors, Michael A. Ficaro and Patricia W. Becker, as chairperson. Neither Mr. Ficaro nor Ms. Becker was an officer of the Company or any of its subsidiaries during or prior to 1997, has no relationship requiring disclosure under Item 404 of Regulation S-K nor has an "interlocking" relationship with Company executives.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's policies and procedures relating to the compensation of the Named Executive Officers during the fiscal year ended December 31, 1997 and the respective levels and forms of their compensation, including awards made pursuant to the Company's Stock Option Plan and the Bonus Plan, is determined by the Compensation Committee of the Board.

COMPENSATION POLICIES

         The Company's compensation of executive officers, including the Chief Executive Officer, consists principally of the following components: (i) base salary, (ii) performance bonuses, and (iii) stock options.

         The Company's compensation policies for its executive officers, including its Chief Executive Officer, are intended to further the interests of the Company and its stockholders by encouraging the growth of its business and its earnings on a stable and consistent basis through securing, retaining and motivating management employees of high caliber who possess skills useful to the development and growth of the Company.

         The compensation of the Company's executive officers, including its Chief Executive Officer, during the fiscal year ended December 31, 1997 reflects the continuing view of its Board of Directors that the Company's executive officers work together as a team, each contributing to the Company in his or her own area of expertise to achieve a common goal.

BASE SALARY

         The base salary paid to each of the Company's Named Executive Officers, including the Chief Executive Officer, was established by the terms of an employment agreement discussed under Executive Compensation Employment Agreements with Executive Officers and Key Employees, and the base salary of each of the Company's other executive officers is influenced significantly by the need to attract and retain management employees with high levels of expertise. With the tremendous competition in jurisdictions where gaming is permitted, the Company competes with other companies which often have greater resources than the Company or locations that officers may consider more desirable for relocation than the Company's for a limited pool of experienced and skilled executive officers. As employment opportunities have increased in the gaming industry, the demand for executive officers has exceeded the supply of available personnel. Potential executive officers are not only being sought by an increased number of companies, but also are seeking opportunities in which they may capitalize upon the entrepreneurial nature of the gaming industry to establish companies.

         The Compensation Committee has continued to review publicly available information in the casino industry to determine the level of base salary necessary to remain competitive and accomplish the goal of attracting and retaining high caliber executives. Mr. Griffith, the Company's Chief Executive Officer, Mr. Bensuaski who served as the Company's Chief Financial Officer during the period from January 1, 1997 to August 1, 1997 and Mr. McPherson, who served in such capacity for the balance of the fiscal year ended December 31, 1997, were compensated during the fiscal year 1997 in accordance with existing employment agreements described under Executive Compensation - Employment Agreements with Executive Officers and Key Employees. During the fiscal year ended December 31, 1997, the Compensation Committee believes that the base salary paid to its senior executives, including the Chief Executive Officer, was in the middle range of compensation for comparable positions in the casino industry.

STOCK OPTIONS

         The Company believes that the granting of stock options encourages its executive officers to achieve long-term goals and objectives that are consistent with results that benefit the Company's stockholders. In addition, in view of the increased entrepreneurial opportunities available to individual executives in the casino industry, the Company believes that providing the opportunity to acquire an equity stake in the Company will be increasingly important in attracting and retaining key executives. In keeping with this policy of providing long-term incentives, the Company granted a total of 147,000 stock options to the Named Executive Officers during the fiscal year ended December 31, 1997. See Executive Compensation - Stock Options.

REPRICING OF STOCK OPTIONS

         The gaming industry's aggressive environment requires the Company to maintain a competitive stock option plan in order to attract, motivate and retain key employees. In May 1997, the Company determined that the Stock Option Plan was in jeopardy of not providing the necessary incentives because key executive officers, directors and employees held stock options with exercise prices that were significantly higher than what the Company believed was the maximum fair market value of the Company's Common Stock. Therefore, effective June 1, 1997, the Company reduced the exercise price of all the then outstanding options, except those that the two controlling stockholders held, from $4.50 per share to $1.00 per share to reflect what the Company believed was the then maximum fair market value. The Company reduced the exercise price of the options that the two controlling stockholders held from $4.50 per share to $1.10 per share. The Company believes that this repricing was in the best interests of the stockholders to minimize the risk of the loss of valuable employees.

PERFORMANCE BONUSES

         The Company established the Bonus Plan to provide the senior executive officers of the Company with a performance-based compensation program. Effective January 1, 1998, the Company will set aside a portion of its Adjusted EBITDA, each year so long as Adjusted EBITDA for such year is at least $30 million. The set aside amount will start at 1.4% of Adjusted EBITDA at the $30 million level and increase by one-tenth of one percent for each $1 million of Adjusted EBITDA above $30 million up to a limit of 3%. Prior to January 1, 1998, the Bonus Plan was based upon EBITDA prior to any adjustments. No bonuses were paid under the Bonus Plan during the fiscal year ended December 31, 1997. The Compensation Committee will have full discretion concerning the payment of executive bonuses.

         In May of 1998, the Board of Directors and the Compensation Committee approved the payment of bonuses to certain employees, including certain of the Named Executive Officers. The bonuses aggregated a total of $425,000, of which $238,000 was paid in May 1998 and the remainder of which is to be paid in August 1998.

                                       THE COMPENSATION COMMITTEE

                                                PATRICIA W. BECKER, CHAIRPERSON
                                                MICHAEL A. FICARO

PERFORMANCE GRAPH

         The graph set forth below is provided solely to comply with the provisions of Item 8 of Schedule 14A under the Securities Exchange Act of 1934, as amended, and Item 402(l) of Regulation S-K under the Securities Act of 1933, as amended. The Company's Common Stock is not presently listed for trading on any securities exchange and the Company has no plans to list the Common Stock on any securities exchange. The Company has not performed, and does not intend to perform, an appraisal or valuation of its Common Stock, and the Company has not obtained, and does not intend to obtain, any appraisal or valuation of its Common Stock. Additionally, the Company makes no representations, and explicitly disclaims any representations, concerning the presentation of the information concerning the cumulative total stockholder return with respect to the Company's Common Stock. Accordingly, the information presented in the graph concerning the cumulative total stockholder return with respect to the Company's Common Stock should not be considered in making any investment decision with respect to the Company and should not be considered or relied upon as indicative or representative of the Company's performance.

         The graph presents a comparison of the Company's stock performance with the broader base indexes indicated therein. The graph assumes $100 invested on December 31, 1995 in the Company's Common Stock and $100 invested at that time in each of the indexes shown. The comparison assumes that all dividends, if any, are reinvested.

                               PERFORMANCE GRAPH

                                1995      1996      1997
                               ------    ------    ------
Fitzgeralds Gaming Corp.      $100.00   $ 22.22   $ 22.22
SBI Small Cap Gaming Index     100.00    108.22    117.10
SIC Code 7922-7999             100.00    106.28    114.81
S&P 500 Index                  100.00    120.26    157.55


(1) Fitzgeralds Gaming Corporation was formed on November 10, 1994, but registered its Common Stock pursuant to Section 13(g) and became subject to the reporting requirements of the Securities Exchange Act of 1934 on December 13, 1995.

(2) SBI Small Cap Gaming Index refers to the average of small cap gaming companies as published by Salomon Smith Barney.

(3) NASDAQ SIC 79XX refers to the published index covering companies bearing Standard Industrial Classification Codes 7900-7999.

(4) The Company has elected to replace the NASDAQ SIC 79XX index with the S&P 500 Index because the Company believes that the S&P 500 Index is a more familiar and easily understood index to investors than the NASDAQ SIC 79XX index.

                              CERTAIN TRANSACTIONS

         In June 1987, Fitzgeralds Reno, Inc. ("FRI") loaned $3,250,000 to its then stockholders (the "Stockholders"), including Messrs. Griffith and Page. Such funds were in turn loaned to Lincoln Partners Corporation ("LPC"), the general partner of Fitzgeralds Las Vegas Limited Partnership ("FLVLP"), to fund the purchase of Fitzgeralds Las Vegas by FLVLP. The transactions were structured for tax reasons associated with FRI's then status as an S corporation and FRI continues to have an obligation to indemnify Messrs. Griffith and Page for certain potential tax liabilities arising from such transaction. At that time, FRI and LPC had, and they continue to have, directly or indirectly, numerous stockholders in common. The Company has no interest in LPC. The loans made by FRI were repayable pursuant to promissory notes (the "Notes") having identical terms. Such Notes, which were amended in March 1992, bore interest at 6.69% per annum and were payable interest only on each anniversary date thereof until June 1997, on which date the Notes matured and were payable in full with all accrued and unpaid interest. The Stockholders failed to pay the sums due under their respective Notes, aggregating $1,807,255 in principal amount on the June 30, 1997 due date. All amounts owed to FRI by the Stockholders under the Notes were paid by November 10, 1997.

         A fee is payable to executive officers of the Company, not to exceed $250,000 per year as to any such individual, who agrees to provide any requested guarantee of Company borrowings and letters of credit. Such fee which is set by the Board of Directors on a case-by-case basis, is generally equal to 2% or 3% of the amount guaranteed or the letter of credit. Mr. Griffith has guaranteed letters of credit and certain Company borrowings. For the period January 1, 1997 through July 31, 1998, Mr. Griffith has guaranteed borrowings, aggregating at any one time a maximum of $5,638,889, for which he received fees of $117,138 and has guaranteed letters of credit and surety bonds, aggregating at any one time a maximum of $981,000, for which he received fees of $31,490. In connection with the proposed settlement of the Harolds Club claims, Mr. Griffith has also agreed to provide a guarantee of certain promissory notes for which he will receive the customary fee.

         All future transactions between the Company and its affiliates in excess of $1.0 million, other than transactions entered into in the ordinary course of business on terms generally made available to third parties, will be reviewed and passed upon by a majority of disinterested directors.

                    RATIFICATION OF SELECTION OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has selected Deloitte & Touche LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1998. Although not required by law or otherwise, the selection is being submitted to the stockholders of the Company as a matter of corporate policy for their approval. Deloitte & Touche LLP, an international firm of independent certified public accountants, has audited the financial statements of the Company since 1994.

         It is anticipated that a representative of Deloitte & Touche LLP will be present at the meeting, will be given the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

         THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

              PROPOSALS OF STOCKHOLDERS FOR THE 1999 ANNUAL MEETING

         Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company at the Company's principal executive offices on or before April 29, 1999 to be considered for inclusion in management's proxy statement and form of proxy for that meeting. A proposal which does not comply with the applicable requirements of Rule 14(a)-8 under the Securities Exchange Act of 1934 will not be included in management's proxy soliciting material for the 1999 Annual Meeting of Stockholders.

                                  OTHER MATTERS

         As of the date hereof, management does not intend to present, not has it been informed that other persons intend to present, any matters for action at the meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the meeting, it is the intention of the persons named in the proxies to vote the shares represented thereby in accordance with their best judgment on such matters.

                                      By Order of the Board of Directors



                                      Philip D. Griffith
                                      Chairman of the Board, President
                                      and Chief Executive Officer



Las Vegas, Nevada
August 3, 1998

                                 REVOCABLE PROXY

                         FITZGERALDS GAMING CORPORATION

                ANNUAL MEETING OF STOCKHOLDERS - AUGUST 27, 1998


         The undersigned stockholder(s) of Fitzgeralds Gaming Corporation (the "Company") hereby nominates, constitutes and appoints Philip D. Griffith and Michael E. McPherson, or either of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Fitzgeralds Gaming Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held in the twelfth floor meeting rooms at the corporate offices of the Company, 301 Fremont Street, Las Vegas, Nevada, at 11:00 a.m., local time, on August 27, 1998, and at any adjournments or postponements thereof, with respect to the matters described in the accompanying Proxy Statement, and in their discretion, on such other matters which may properly come before the meeting, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.   Election of Directors:

           [  ]  AUTHORITY GIVEN to vote for the nominees listed below
                 (except as indicated to the contrary below).

           [  ]  WITHHOLD AUTHORITY to vote for the nominees.

(INSTRUCTIONS: To withhold authority to vote for any nominee, strike a line through such nominee's name below.)

--------------------------------------------------------------------------------

    Philip D. Griffith, Michael A. Ficaro, Patricia W. Becker and Max L. Page

2. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants for fiscal year 1998:

                     [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

3. To transact such other business as may properly come before the Meeting and at any adjournments or postponements thereof. Management presently knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the Meeting.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   AND MAY BE REVOKED PRIOR TO ITS EXERCISE.



                      PLEASE SIGN AND DATE ON REVERSE SIDE.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" FOR THE ELECTION OF DIRECTORS AND A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 1998. THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED "AUTHORITY GIVEN" FOR THE ELECTION OF DIRECTORS AND "FOR" THE RATIFICATION OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS UNLESS OTHER INSTRUCTIONS ARE INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.

         IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

         Dated:
                -----------------------



                               -------------------------------------------------
                               (Please print name)



                               -------------------------------------------------
                               (Signature of Stockholder)



                               -------------------------------------------------
                               (Please print name)



                               -------------------------------------------------
                               (Signature of Stockholder)


                               (Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)


                               I [We] do do not expect to attend the meeting.

                               NUMBER OF PERSONS:
                                                  ----------------